Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL FIRST QUARTER ENDED DECEMBER 31, 2012

•	Digital revenue up 16% from prior-year quarter

•	OIBDA grew 13% and OIBDA margin expanded by two percentage points

NEW YORK, February 14, 2013—Warner Music Group Corp. today announced its fiscal first quarter financial results for the period ended December 31, 2012.

“We are pleased with the start we’ve had to our fiscal year,” said Stephen Cooper, Warner Music Group’s CEO. “We continue to make progress throughout our organization, while maintaining our focus on long-term artist development, innovation and growth and carefully managing costs.”

“Digital revenue, OIBDA and OIBDA margin all showed solid growth,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO. “Even with $132 million in cash outflows in the quarter associated with our refinancing, we had $189 million of cash on our balance sheet as of December 31, 2012.”

Total WMG

Total WMG Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2012	For the Three Months ended December 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$769	$775	(1%	)
Digital Revenue	255	219	16%
Operating income	51	39	31%
OIBDA	112	99	13%
Net loss attributable to Warner Music Group Corp.	(80)	(26)	—

For the quarter, revenue declined 0.8%, but grew 0.3% in constant currency. Despite a difficult year-over-year comparison resulting from strong physical sales of Michael Bublé’s “Christmas” in the prior-year quarter, the company’s stable revenue results reflect solid digital revenue growth in both Recorded Music and Music Publishing, as well as growth in Recorded Music licensing revenue, offset by a decline in physical sales and non-digital Music Publishing revenue. Digital revenue represented 33.2% of total revenue for the quarter, compared to 28.3% in the prior-year quarter. The growth in digital revenue reflects growth in subscription and streaming revenue as well as download revenue.

Operating margin expanded 1.6 percentage points to 6.6% from 5.0%. OIBDA margin expanded 1.8 percentage points to 14.6% from 12.8%. Improvements in OIBDA and OIBDA margin reflect lower artist and repertoire costs, severance charges, variable compensation expense and professional fees incurred in connection with the sale of EMI and subsequent regulatory proceedings. Operating income and OIBDA for the quarter included $5 million of severance charges (all in Recorded Music), compared to $7 million of severance charges in the prior-year quarter ($5 million in Recorded Music and $2 million in Corporate). (See Figures 4 and 5 below for calculations and reconciliations of OIBDA and OIBDA margin.)

Net loss reflects the impact of an $83 million loss on the extinguishment of debt in connection with the company’s November 2012 refinancing of certain indebtedness.

As of December 31, 2012, the company reported a cash balance of $189 million, total long-term debt of $2.225 billion, including $30 million included in the current portion of long term debt, and net debt (total long-term debt minus cash) of $2.036 billion. During the quarter, the company used $132 million of cash in connection with its November 2012 refinancing.

Cash used in operating activities was $10 million compared to cash provided by operating activities of $25 million in the prior-year quarter. Free Cash Flow was negative $25 million compared to positive $14 million in the prior-year quarter. The largest drivers of the decline in cash provided by operating activities and Free Cash Flow were a $21 million increase in cash interest due to the timing of prior-year interest payments, resulting from the company’s acquisition debt refinancing, and the timing of working capital, which included higher variable compensation payments, higher artist and repertoire spend offset by higher cash collections in the quarter. (See Figure 7 below for a calculation and reconciliation of Free Cash Flow.)

Recorded Music

Recorded Music Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2012	For the Three Months ended December 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$657	$659	—
Digital Revenue	237	205	16%
Operating income	74	63	17%
OIBDA	114	104	10%

Recorded Music revenue declined 0.3%, but grew 0.8% in constant currency. The company’s Recorded Music business experienced an increase in digital revenue, as subscription and streaming revenue and download revenue were both strong. Recorded Music digital revenue represented 36.1% of total Recorded Music revenue, compared to 31.1% in the prior-year quarter. Domestic Recorded Music digital revenue was $128 million, or 49.4% of total domestic Recorded Music revenue, compared to 44.9% in the prior-year quarter.

While the company’s releases performed well in the quarter, they faced a difficult comparison against strong physical sales from Michael Bublé’s “Christmas” in the prior-year quarter. As a result, digital revenue growth was more than offset by the decline in physical revenue. Licensing revenue grew 13.2% as a result of strong international broadcast revenue in the U.K. and Asia Pacific, while Artist Services and Expanded Rights revenue was flat, with domestic growth from merchandising sales being offset by international declines in the company’s European concert promotion businesses. Revenue growth in the U.S., Japan, Latin America and Canada was offset by declines in the U.K., Italy and other parts of Europe. Major sellers included Led Zeppelin, Bruno Mars, Michael Bublé, Johnny Hallyday and the Génération Goldman tribute album.

Recorded Music operating margin expanded 1.7 percentage points to 11.3% from 9.6% in the prior-year quarter. Recorded Music OIBDA margin expanded 1.6 percentage points to 17.4% from 15.8% in the prior-year quarter. OIBDA and OIBDA margin improvement were driven by lower artist and repertoire costs and variable compensation expense.

Music Publishing

Music Publishing Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2012	For the Three Months ended December 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$116	$121	(4%)
Digital Revenue	19	15	27%
Operating income (loss)	(1)	—	—
OIBDA	16	16	—

Music Publishing revenue declined 4.1%, or 3.3% in constant currency. 26.7% growth in digital revenue, driven by increases in subscription and streaming revenue and download revenue, was more than offset by the expected decline in mechanical revenue of 21.2%, reflecting the ongoing transition from physical to digital sales in the recorded music industry. Performance revenue was relatively flat, declining 2.1% as a result of an unfavorable currency impact, and synchronization revenue declined 4.3%, reflecting lower video game revenue.

Music Publishing operating margin contracted 0.9 percentage points to negative 0.9% from zero in the prior-year quarter due to a slight increase in depreciation expense. Music Publishing OIBDA margin expanded 0.6 percentage points to 13.8% from 13.2% as a result of lower variable compensation expense.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended December 31, 2012, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended 12/31/12 versus 12/31/11

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	% Change
	(unaudited)	(unaudited)
Revenues	$769	$775	(1%)
Costs and expenses:
Cost of revenues	(408)	(420)	(3%)
Selling, general and administrative expenses	(262)	(268)	(2%)
Amortization expense	(48)	(48)	—

Total costs and expenses	$(718)	$(736)	(2%)

Operating income	$51	$39	31%
Loss on extinguishment of debt	(83)	—	—
Interest expense, net	(53)	(57)	(7%)
Other expense, net	(5)	(2)	150%

Loss before income taxes	$(90)	$(20)	350%
Income tax benefit (expense)	11	(6)	(283%)

Net loss	$(79)	$(26)	204%
Less: income attributable to noncontrolling interest	(1)	—	—

Net loss attributable to Warner Music Group Corp.	$(80)	$(26)	208%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 12/31/12 and 09/30/12

(dollars in millions)

	December 31, 2012	September 30, 2012	% Change
	(unaudited)	(unaudited)
Assets:
Current assets
Cash & cash equivalents	$189	$302	(37%)
Accounts receivable, net	418	398	5%
Inventories	27	28	(4%)
Royalty advances (expected to be recouped w/in 1 year)	132	116	14%
Deferred tax assets	51	51	—
Other current assets	52	44	18%

Total current assets	$869	$939	(7%)
Royalty advances (expected to be recouped after 1 year)	162	142	14%
Property, plant & equipment, net	147	152	(3%)
Goodwill	1,384	1,380	0%
Intangible assets subject to amortization, net	2,453	2,499	(2%)
Intangible assets not subject to amortization	102	102	—
Other assets	82	64	28%

Total assets	$5,199	$5,278	(1%)

Liabilities and Equity:
Current liabilities
Accounts payable	$149	$156	(4%)
Accrued royalties	1,027	997	3%
Accrued liabilities	215	258	(17%)
Accrued interest	40	89	(55%)
Current portion of long-term debt	30	—	—
Deferred revenue	158	101	56%
Other current liabilities	22	5	340%

Total current liabilities	$1,641	$1,606	2%

Long-term debt	2,195	2,206	(0%)
Deferred tax liabilities	358	375	(5%)
Other noncurrent liabilities	141	147	(4%)

Total liabilities	$4,335	$4,334	0%

Common stock	—	—	—
Additional paid-in capital	1,127	1,129	(0%)
Accumulated deficit	(223)	(143)	56%
Accumulated other comprehensive loss, net	(57)	(59)	(3%)

Total Warner Music Group Corp. equity	$847	$927	(9%)

Noncontrolling interest	17	17	—

Total equity	864	944	(8%)

Total liabilities and equity	$5,199	$5,278	(1%)

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended 12/31/12 versus 12/31/11

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(10)	$25
Net cash used in investing activities	(15)	(11)
Net cash used in financing activities	(86)	(1)
Effect of foreign currency exchange rates on cash and equivalents	(2)	1

Net (decrease) increase in cash and equivalents	$(113)	$14

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three Months Ended 12/31/12 versus 12/31/11

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	% Change
	(unaudited)	(unaudited)
OIBDA	$112	$99	13%
Depreciation expense	(13)	(12)	8%
Amortization expense	(48)	(48)	—

Operating income	$51	$39	31%
Loss on extinguishment of debt	(83)	—	—
Interest expense, net	(53)	(57)	(7%)
Other income, net	(5)	(2)	150%

Loss before income taxes	$(90)	$(20)	350%
Income tax benefit (expense)	11	(6)	(283%)

Net loss	$(79)	$(26)	204%
Less: income attributable to noncontrolling interest	(1)	—	—

Net loss attributable to Warner Music Group Corp.	$(80)	$(26)	208%

Operating income margin	6.6%	5.0%
OIBDA margin	14.6%	12.8%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three Months Ended 12/31/12 versus 12/31/11

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$51	$39	31%
Depreciation and amortization expense	61	60	2%

Total WMG OIBDA	$112	$99	13%

Recorded Music operating income - GAAP	$74	$63	17%
Depreciation and amortization expense	40	41	(2%)

Recorded Music OIBDA	$114	$104	10%

Music Publishing operating income - GAAP	$(1)	$—	—
Depreciation and amortization expense	17	16	6%

Music Publishing OIBDA	$16	$16	—

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $8 million, $7 million and $1 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing revenue, in the three months ended December 31, 2012 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 6. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended 12/31/12 versus 12/31/11 as Reported and Constant Currency

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2011
	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)

US revenue
Recorded Music	$259	$256	$256
Music Publishing	35	39	39
International revenue
Recorded Music	398	403	396
Music Publishing	81	82	81
Intersegment eliminations	(4)	(5)	(5)

Total Revenue	$769	$775	$767

Revenue by Segment:
Recorded Music
Physical	$300	$341	$336
Digital	237	205	205

Total Physical & Digital	537	546	541
Licensing	60	53	52
Artist services & expanded rights	60	60	59

Total Recorded Music	657	659	652
Music Publishing
Performance	47	48	47
Mechanical	26	33	32
Synchronization	22	23	23
Digital	19	15	16
Other	2	2	2

Total Music Publishing	116	121	120
Intersegment eliminations	(4)	(5)	(5)

Total Revenue	$769	$775	$767

Total Digital Revenue	$255	$219	$218

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing our operating performance to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is “net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three Months Ended 12/31/12 versus 12/31/11

(dollars in millions)

	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011
	(unaudited)	(unaudited)
Net cash flow used in operating activities	$(10)	$25
Less: Capital expenditures	7	6
Less: Net cash paid for investments	8	5

Free Cash Flow	$(25)	$14

Plus: Cash paid for interest	100	79

Unlevered After-Tax Cash Flow	$75	$93

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Media Contact: Will Tanous (212) 275-2244 Will.Tanous@wmg.com	Investor Contact: Erika Begun (212) 275-4850 Erika.Begun@wmg.com